Exhibit 23.2

MAPLES AND CALDER

Our ref: RJT/605073/379174/v3

Your ref

Vimicro International Corporation 15/F Shining Tower No. 35 Xueyuan Road, Haidian District Beijing 100083, People’s Republic of China	Direct: +852 2971 3007 Mobile: +852 9020 8007 E-mail: richard.thorp@maplesandcalder.com

28 October 2005

Dear Sirs:

We hereby consent to the reference to our firm under the captions “Enforceability of Civil Liabilities,” “Taxation” and “Legal Matters” in the prospectus included in the Registration Statement of Vimicro International Corporation on Form F-1 initially filed on 24 October 2005 with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ MAPLES and CALDER

MAPLES and CALDER

Maples and Calder 1504 One International Finance Centre 1 Harbour View Street Hong Kong
Tel: +852 2522 9333 Fax: +852 2537 2955 www.maplesandcalder.com

Resident Hong Kong Partners:

Christine Chang (England and Wales), Spencer Privett (England and Wales), Richard Thorp and (England and Wales), Anne Walker (England and Wales), Anthony Webster (England and Wales)

Cayman Island and British Virgin Islands Attorneys at Law

Offices: BVI, Cayman, Hong Kong, Jersey, London